Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Northrim BanCorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $1,00 par value per share (“Common Stock”) reserved for issuance under the Northrim BanCorp, Inc. 2023 Stock Incentive Plan (the “2023 Plan”)	Other(2)	325,000	$39.955	$12,985,375.00	0.00011020	$1,430.99

	Total Offering Amounts						$1,430.99
	Total Fee Offsets						—
	Net Fee Due						$1,430.99

(1) Represents shares of the Registrant’s common stock authorized to be issued under the 2023 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 2023 Plan in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

(2) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low prices per share of the common stock of the Registrant as reported on the Nasdaq Global Select Market. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based the average of the high and low price of the Common Stock on the Nasdaq Global Select Market on June 5, 2023 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission).